Monaker Group, Inc. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Monaker Group, Inc., of our report dated May 29, 2020, relating to the consolidated financial statements of Monaker Group, Inc. and subsidiaries that appear in the Annual Report on Form 10-K of Monaker Group, Inc. for the years ended February 29, 2020 and February 28, 2019.

/s/ Thayer O’Neal Company, LLC

Sugar Land, Texas

August 28, 2020